Exhibit 99(c)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(In millions, except per share data)	2004	2003
ASSETS
Cash and due from banks	$10,355	11,479
Interest-bearing bank balances	7,664	2,308
Federal funds sold and securities purchased under resale agreements (carrying amount of collateral held $16,026 at September 30, 2004, $6,520 repledged)	30,629	24,725

Total cash and cash equivalents	48,648	38,512

Trading account assets	45,129	34,714
Securities	102,157	100,445
Loans, net of unearned income	174,504	165,571
Allowance for loan losses	(2,324)	(2,348)

Loans, net	172,180	163,223

Premises and equipment	4,150	4,619
Due from customers on acceptances	563	854
Goodwill	11,481	11,149
Other intangible assets	946	1,243
Loans held for sale (a)	17,755	12,625
Other assets (a)	33,689	33,804

Total assets	$436,698	401,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	52,524	48,683
Interest-bearing deposits	200,457	172,542

Total deposits	252,981	221,225
Short-term borrowings	67,589	71,290
Bank acceptances outstanding	570	876
Trading account liabilities	22,704	19,184
Other liabilities	14,838	16,945
Long-term debt	41,444	36,730

Total liabilities	400,126	366,250

Minority interest in net assets of consolidated subsidiaries	2,675	2,510

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at September 30, 2004	—	—
Common stock, $3.33 1/3 par value; authorized 3 billion shares, outstanding 1.308 billion shares at September 30, 2004	4,359	4,374
Paid-in capital	18,095	17,811
Retained earnings	10,449	8,904
Accumulated other comprehensive income, net	994	1,339

Total stockholders’ equity	33,897	32,428

Total liabilities and stockholders’ equity	$436,698	401,188

(a)	Certain amounts presented prior to the third quarter of 2004 have been reclassified to conform to the presentation in the third quarter of 2004.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2004	2003	2004	2003
INTEREST INCOME (a)
Interest and fees on loans	$2,393	2,352	7,044	7,150
Interest and dividends on securities	1,156	885	3,407	2,724
Trading account interest	325	174	759	535
Other interest income	427	301	1,109	720

Total interest income	4,301	3,712	12,319	11,129

INTEREST EXPENSE (a)
Interest on deposits	691	534	1,993	1,792
Interest on short-term borrowings	396	317	1,011	908
Interest on long-term debt	249	208	651	699

Total interest expense	1,336	1,059	3,655	3,399

Net interest income	2,965	2,653	8,664	7,730
Provision for credit losses	43	81	148	500

Net interest income after provision for credit losses	2,922	2,572	8,516	7,230

FEE AND OTHER INCOME (a)
Service charges	499	439	1,459	1,295
Other banking fees	304	257	856	738
Commissions	584	765	2,058	1,651
Fiduciary and asset management fees	665	662	2,019	1,605
Advisory, underwriting and other investment banking fees	233	191	622	556
Trading account profits (losses)	(69)	(46)	44	80
Principal investing	201	(25)	254	(126)
Securities gains (losses)	(71)	22	(33)	69
Other income	246	351	669	972

Total fee and other income	2,592	2,616	7,948	6,840

NONINTEREST EXPENSE (a)
Salaries and employee benefits	2,118	2,109	6,464	5,556
Occupancy	234	220	687	607
Equipment	268	264	780	736
Advertising	46	38	142	104
Communications and supplies	149	159	457	442
Professional and consulting fees	134	109	369	314
Other intangible amortization	99	127	318	398
Merger-related and restructuring expenses	127	148	328	308
Sundry expense	487	396	1,260	1,011

Total noninterest expense	3,662	3,570	10,805	9,476

Minority interest in income of consolidated subsidiaries	28	55	130	80

Income before income taxes and cumulative effect of a change in accounting principle	1,824	1,563	5,529	4,514
Income taxes	561	475	1,763	1,367

Income before cumulative effect of a change in accounting principle	1,263	1,088	3,766	3,147
Cumulative effect of a change in accounting principle, net of income taxes	—	17	—	17

Net income	1,263	1,105	3,766	3,164
Dividends on preferred stock	—	—	—	5

Net income available to common stockholders	$1,263	1,105	3,766	3,159

PER COMMON SHARE DATA
Basic
Income before change in accounting principle	$0.97	0.83	2.90	2.37
Net income	0.97	0.84	2.90	2.38
Diluted
Income before change in accounting principle	0.96	0.82	2.85	2.34
Net income	0.96	0.83	2.85	2.35
Cash dividends	$0.40	0.35	1.20	0.90
AVERAGE COMMON SHARES
Basic	1,296	1,321	1,299	1,330
Diluted	1,316	1,338	1,321	1,343

(a)	Certain amounts presented in 2003 have been reclassified to conform to the presentation in 2004.